Exhibit 5.1

August 17, 2015

Board of Directors

MRI Interventions, Inc.

5 Musick

Irvine, California 92618

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to MRI Interventions, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s registration statement on Form S-3 (as amended from time to time, the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale from time to time by the Company of up to an aggregate of $50 million of its: (i) shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, $0.01 par value per share (the “Preferred Stock”), (iii) warrants to purchase shares of Common Stock and/or shares of Preferred Stock (the “Warrants”), (iv) units comprised of shares of Common Stock, shares of Preferred Stock, Warrants and other securities of the Company in any combination (the “Units”), and/or (v) any combination of the foregoing. The Common Stock, the Preferred Stock, the Warrants and the Units that may be offered and sold by the Company, collectively or separately, are herein referred to as the “Registered Securities”.

The Registered Securities may be offered and sold by the Company from time to time pursuant to Rule 415 under the Securities Act as set forth in the Prospectus, as supplemented by the various Prospectus Supplements that may be filed under the Securities Act. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K, in connection with the filing of the Registration Statement.

The Common Stock and/or the Preferred Stock are to be sold pursuant to a purchase, underwriting, subscription, placement agency or similar agreement, which will be in substantially the form to be filed as an exhibit by amendment to the Registration Statement or under a Current Report on Form 8-K.

The Warrants may be issued pursuant to a warrant agreement (the terms and conditions of which will be set forth in a Prospectus Supplement(s) relating to an issuance of Warrants), between the Company and a financial institution to be identified therein as a warrant agent (the “Warrant Agent”), as such warrant agreement may be supplemented from time to time (collectively, the “Warrant Agreement”).

The Units may be issued pursuant to a unit agreement (the terms and conditions of which will be set forth in a Prospectus Supplement(s) relating to an issuance of Units), between the Company and a bank or other financial institution as unit agent (the “Unit Agent”), as such unit agreement may be amended or supplemented from time to time (collectively, the “Unit Agreement”).

In our capacity as counsel to the Company and for purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

i.	the Amended and Restated Certificate of Incorporation of the Company, as amended and in effect on the date hereof (the “Charter”);

ii.	the Bylaws of the Company;

iii.	the Registration Statement and all exhibits thereto;

iv.	the corporate proceedings of the Company with respect to the authorization of the issuance of the Registered Securities; and

v.	such other corporate records, documents, certificates, memoranda and other instruments as we have deemed necessary or appropriate to express the opinions set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to certain factual matters, we have relied upon representations of officers of the Company and have not sought to independently verify such matters.

To the extent that the obligations of the Company under Warrants may be dependent upon such matters, we assume for purposes of this opinion letter that (i) the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; (iii) the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; (iv) the Warrant Agent is in compliance, generally and with respect to acting as a trustee under the Warrant Agreement, with all applicable laws and regulations; and (v) the Warrant Agent has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the Warrant Agreement.

To the extent that the obligations of the Company under Units may be dependent upon such matters, we assume for purposes of this opinion letter that (i) the Unit Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Unit Agent is duly qualified to engage in the activities contemplated by the Unit Agreement; (iii) the Unit Agreement has been duly authorized, executed and delivered by the Unit Agent and constitutes the legally valid and binding obligation of the Unit Agent, enforceable against the Unit Agent in accordance with its terms; (iv) the Unit Agent is in compliance, generally and with respect to acting as a trustee under the Unit Agreement, with all applicable laws and regulations; and (v) the Unit Agent has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the Unit Agreement.

Based upon the foregoing, we are of the opinion that:

1.	The Company has the authority, pursuant to its Charter, to issue up to an aggregate of 200,000,000 shares of Common Stock. When (i) the Board of Directors of the Company has adopted a resolution in form and content as required by applicable law authorizing the issuance of shares of Common Stock (with such shares, together with all shares previously issued or reserved for issuance and not duly and lawfully retired, not exceeding an aggregate of 200,000,000 shares), (ii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (iii) such shares are issued and delivered and payment of legal consideration in excess of the par value thereof is received in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.	The Company has the authority, pursuant to its Charter, to issue up to an aggregate of 25,000,000 shares of Preferred Stock. When (i) a series of Preferred Stock has been duly established in accordance with the terms of the Charter and applicable law, (ii) when the Board of Directors of the Company has adopted a resolution in form and content as required by applicable law authorizing the issuance of shares of Preferred Stock (with such shares, together with all shares previously issued or reserved for issuance and not duly and lawfully retired, not exceeding an aggregate of 25,000,000 shares), (iii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (iv) such shares are issued and delivered and payment of legal consideration in excess of the par value thereof is received in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.	When (i) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent, (ii) the Warrants have been established in accordance with the Warrant Agreement (including, without limitation, the adoption by the Board of Directors of the Company, or a duly formed committee thereof, of a resolution duly authorizing the issuance and delivery of the Warrants), duly authenticated by the Warrant Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Warrant Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (iii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that the (x) terms of the Warrants executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (y) Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (z) Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, the Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	When (i) the Unit Agreement has been duly executed and delivered by the Company and the Unit Agent, (ii) the Units have been established in accordance with the Unit Agreement (including, without limitation, the adoption by the Board of Directors of the Company, or a duly formed committee thereof, of a resolution duly authorizing the issuance and delivery of the Units including the other Registered Securities that are components of such Units), duly authenticated by the Unit Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Unit Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (iii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming that the (x) terms of the Units, including the terms of the Registered Securities which are components of such Units, executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (y) Units, including the Registered Securities which are components of such Units, as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (z) Units, including the Registered Securities which are components of such Units, as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, such Units will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions provided above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors (including, without limitation, the effect of statutory or other laws regarding preferential transferees); (ii) the effect of general equitable principles (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity, and the discretion of the court before which any proceeding therefor may be brought;

(iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy.

Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions expressed herein are limited to, the laws of the State of Delaware. We express no opinion with respect to the laws of any other jurisdiction.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

We hereby consent to the reference to our name under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement, and any amendments or supplements thereto, and further consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,

BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, PC

By:	/s/ Richard F. Mattern
Richard F. Mattern
Authorized Representative

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